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Exhibit 99.1

PROXY	MONTEREY BAY BANCORP, INC. SPECIAL MEETING OF STOCKHOLDERS	PROXY

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD [                        ], 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints each member of the Board of Directors of Monterey Bay Bancorp, Inc. (the "Company") to act as a proxy for the undersigned, with full powers of substitution to each, and to vote all shares of Common Stock of Monterey Bay Bancorp, Inc. which the undersigned is entitled to vote only at the special meeting of stockholders, to be held on            , 2003, at 9:00 a.m. Pacific Time, at The Watsonville Woman's Club, 12 Brennan Street, Watsonville, California, 95076, and at any and all adjournments thereof, as set forth on the reverse side.

This Proxy Is Solicited By
The Board of Directors of Monterey Bay Bancorp, Inc.

The Board of Directors Recommends
a Vote "For" Proposal One

(Continued, and to be signed on the other side)

Please mark your votes as indicated in this example	☒

1.	Proposal to adopt the merger agreement among UnionBanCal Corporation, Union Bank of California, N.A., Monterey Bay Bancorp, Inc. and Monterey Bay Bank, as stated in the proxy statement/prospectus dated , 2003	☐ FOR	☐ AGAINST	☐ ABSTAIN

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposal listed. If any other business is presented at the special meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies Board of Directors in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the special meeting.

The Undersigned acknowledges receipt from Monterey Bay Bancorp, Inc. prior to the execution of this proxy, of a Notice of special meeting of stockholders and of a Proxy Statement/Prospectus dated , 2003, a letter of transmittal/election form relating to Proposal One and a copy of Monterey Bay Bancorp, Inc.'s annual Report on Form 10-K for the year ended December 31, 2002.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature(s)	Dated	, 2003

NOTE: Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title.

If shares are held jointly, each holder may sign but only one signature is required.

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  Exhibit 99.1